EXHIBIT 99.1

Inuvo Has No Comment on Unusual Trading Activity

NEW YORK, NY--(Nov 26, 2012) - Inuvo, Inc. (NYSE MKT: INUV ) (the "Company" or "Inuvo"), an Internet marketing and technology company that manages a network of websites and builds and markets browser based consumer applications, today announced that in view of the unusual market activity in the shares of the Company’s common stock, the NYSE MKT staff has contacted the Company in accordance with its usual practice and requested that the Company issue a press release regarding today's trading activity.  The Company, in accordance with its usual practice, does not comment on unusual market activity.

About Inuvo, Inc.
Inuvo®, Inc. ( NYSE MKT : INUV ), is an Internet marketing and technology company specialized in marketing browser-based consumer applications, managing networks of website publishers and operating specialty websites. To learn more about Inuvo, please visit www.inuvo.com.

Contact:

Alliance Advisors, LLC
Alan Sheinwald
914-669-0222
President
Email Contact

Inuvo, Inc.
Wally Ruiz
212-231-2000 Ext. 160
Chief Financial Officer
Email Contact